Exhibit 10.9

REDEMPTION AGREEMENT

This Redemption Agreement (this "Agreement"), effective as of December 31, 2009 (the "Effective Date"), is between WS Technologies LLC, dba Windswept Technologies, an Oregon limited liability company (the "Company"), and CarePayment, LLC, an Oregon limited liability company ("Seller").

The parties agree as follows:

1.           Redemption of Units.  Seller hereby sells, transfers, assigns and conveys 43.5 of the Units of the Company (the "Redeemed Units"), and the Company hereby purchases and redeems the Redeemed Units from Seller (the "Redemption").  As of the Effective Date, and without any further action, Seller will have no ownership interest in the Redeemed Units, and the Redeemed Units shall be automatically cancelled and no longer outstanding.  As of the Effective Date, Seller will own 0.5 Units in the Company.

2.           Redemption Consideration.  Simultaneously with the execution of this Agreement, the Company will transfer, assign and convey to Seller 400,000 shares of Series D Preferred Stock (the "Series D Preferred") of microHelix, Inc., an Oregon corporation ("microHelix"), and warrants to purchase 65,100,917 shares of Class B Common Stock of microHelix at an exercise price of $0.001 per share (the "Warrants").  Simultaneously with the execution and delivery of this Agreement, the Company will deliver (i) certificates evidencing the Series D Preferred, together with a fully executed stock power to evidence the transfer of the Series D Preferred to Seller; and (ii) a fully executed transfer of warrant to evidence the transfer of the Warrants to Seller.

3.           Representations and Warranties.

3.1          Seller Representations and Warranties.  Seller hereby represents and warrants to the Company as follows:

(a)           Seller holds of record and is the sole beneficial owner of, and has good, valid and marketable title to the Redeemed Units being sold hereunder free and clear of any restrictions on transfer, liens, charges, security interests, taxes, claims, options, warrants, purchase rights, contracts, commitments, demands or other encumbrances of any nature whatsoever.  Seller has the right to transfer to the Company complete and absolute legal and beneficial title to, and complete and absolute rights and interests in, the Redeemed Units being sold hereunder.  Seller is not a party to any option, warrant, purchase right or other contract or commitment that could require Seller to sell, transfer or otherwise dispose of any of the Redeemed Units, other than this Agreement.

(b)           This Agreement has been duly and validly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

CarePayment Redemption Agreement

(c)           Neither the execution and the delivery of this Agreement, nor the consummation of the Redemption, will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which Seller is subject or, (ii) conflict with, result in a breach of, constitute a default under or require any notice under any agreement or other arrangement to which Seller is a party.

(d)           Seller has made its decision to sell such Redeemed Units to the Company based on his own investigations and analysis, and has not relied on any statements, representations or warranties from the Company except as set forth in this Agreement.  Seller is not acquiring the Series D Preferred or the Warrants with a view to or for sale in connection with any further distribution thereof within the meaning of the Securities Act of 1933, as amended.

3.2          Company Representations and Warranties.  The Company hereby represents and warrants to Seller as follows:

(a)           The Company has all requisite limited liability company power and authority to enter into and perform this Agreement and to consummate the Redemption.  The execution, delivery and performance of this Agreement and the consummation of the Redemption have been duly authorized by all necessary action on the part of the Company  This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(b)           Neither the execution and the delivery of this Agreement, nor the consummation of the Redemption, will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Company is subject or, (ii) conflict with, result in a breach of, constitute a default under or require any notice under any agreement or other arrangement to which the Company is a party.

(c)           The Company has good, valid and marketable title to the Series D Preferred and the Warrants being transferred hereunder, free and clear of any restrictions on transfer, liens, charges, security interests, taxes, claims, options, warrants, purchase rights, contracts, commitments, demands or other encumbrances of any nature whatsoever.  The Company has the right to transfer to Seller complete and absolute legal and beneficial title to, and complete and absolute rights and interests in, the Series D Preferred or the Warrants.  The Company is not a party to any option, warrant, purchase right or other contract or commitment that could require the Company to sell, transfer or otherwise dispose of the Series D Preferred or the Warrants, other than this Agreement.

CarePayment Redemption Agreement

4.           General Provisions.

4.1           Further Assurances.  The parties will cooperate in taking such further action and sharing such additional information as may be appropriate to carry out the transactions contemplated by this Agreement.

4.2           Successors and Assigns.  This Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns.  The foregoing notwithstanding, neither party will be permitted to assign its rights or delegate its obligations under this Agreement to another party without the prior written consent of the other party to this Agreement.

4.3           Alterations and Waivers.  The waiver, amendment or modification of any provision of this Agreement or any right, power or remedy under this Agreement, whether by agreement of the parties or by custom, course of dealing or trade practice, will not be effective unless in writing and signed by the party against whom enforcement of such waiver, amendment or modification is sought.  No failure or delay by either party in exercising any right, power or remedy with respect to any of the provisions of this Agreement will operate as a waiver of such provisions with respect to such occurrences.

4.4           Governing Law.  This Agreement will be construed, governed and enforced in accordance with the laws of the State of Oregon, without regard to its choice of law provisions.

4.5           Integration and Entire Agreement.  This Agreement and the exhibits and schedules and other documents referred to in this Agreement set forth the entire understanding between the parties and supersede all previous and contemporaneous written or oral negotiations, commitments, understandings, and agreements relating to the subject matter of this Agreement and merge all prior and contemporaneous discussions between the parties.

4.6           Counterparts and Delivery.  This Agreement may be executed in counterparts.  Each counterpart will be considered an original, and all of them, taken together, will constitute a single Agreement.  This Agreement may be delivered by facsimile or electronically, and any such delivery will have the same effect as physical delivery of a signed original.  At the request of any party, the other party will confirm facsimile or electronic transmission signatures by signing an original document.

4.7           Definitions.  Whenever used in this Agreement, (a) the term "including" will be deemed to mean "including without limitation", (b) the term "person" will be deemed to mean any natural person, corporation, limited liability company, partnership or other entity, and (c) the terms "will" and "shall" have the same meaning.

4.8           Attorney Fees.  In the event suit or action is instituted to interpret or enforce this Agreement, the prevailing party will be entitled to recover its attorney's fees, including those incurred on appeal, as determined by the court or arbitrator.

CarePayment Redemption Agreement

4.9           Specific Performance.  The parties acknowledge they would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would provide an inadequate remedy.  Accordingly, in addition to any other remedy at law or in equity, the nonbreaching party will be entitled to injunctive relief to prevent breaches of this Agreement and specifically to enforce this Agreement without the need for posting any bond or other security.

4.10          Rules of Construction.  The parties have been represented by separate counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the parties drafting such agreement or document.

[Signatures on following page]

CarePayment Redemption Agreement

IN WITNESS WHEREOF, the parties have executed this Redemption Agreement as of the Effective Date.

COMPANY:	WS TECHNOLOGIES LLC, dba Windswept Technologies
By microHelix, Inc., its Manager

	By	/s/ Brian A. Oliver
Brian A. Oliver
Secretary

SELLER:	CAREPAYMENT, LLC
By Aequitas Capital Management, its Manager

	By	/s/ Robert J. Jesenik
Robert J. Jesenik, President